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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |__|

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

	95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)
400 South Hope Street Suite 500 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Madison Gas and Electric Company
(Exact name of obligor as specified in its charter)

Wisconsin	39-0444025
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
133 South Blair Street Madison, Wisconsin	53788
(Address of principal executive offices)	(Zip code)

Medium-Term Notes
(Title of the indenture securities)

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1. General information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1. A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2. A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3. A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4. A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6. The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 10th day of July, 2017.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By: /s/ Karen Yu
Name: Karen Yu
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business March 31, 2017, published in accordance with Federal regulatory authority instructions.

		Dollar amounts in thousands
ASSETS		
Cash and balances due from depository institutions:		
Noninterest-bearing balances and currency and coin		1,762
Interest-bearing balances		347,466
Securities:		
Held-to-maturity securities		0
Available-for-sale securities		743,977
Federal funds sold and securities purchased under agreements to resell:		
Federal funds sold		0
Securities purchased under agreements to resell		0
Loans and lease financing receivables:		
Loans and leases held for sale		0
Loans and leases, held for investment	0	
LESS: Allowance for loan and lease losses	0	
Loans and leases held for investment, net of allowance	0	
Trading assets		0
Premises and fixed assets (including capitalized leases)		10,973
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets:		
Goodwill		856,313
Other intangible assets		44,201
Other assets		127,134
Total assets		$2,131,826

LIABILITIES

Deposits:		
In domestic offices		607
Noninterest-bearing	607	
Interest-bearing	0	
Not applicable		
Federal funds purchased and securities sold under agreements to repurchase:		
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)		0
Not applicable		
Not applicable		
Subordinated notes and debentures		0
Other liabilities		295,903
Total liabilities		296,510
Not applicable		

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,122,932
Not available	
Retained earnings	712,677
Accumulated other comprehensive income	-1,293
Other equity capital components	0
Not available	
Total bank equity capital	1,835,316
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,835,316
Total liabilities and equity capital	2,131,826

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty) CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President)
William D. Lindelof, Director) Directors (Trustees)
Alphonse J. Briand, Director)